Exhibit 99.1

Tessco Reports Third-Quarter 2020 Financial Results

Quarterly Revenues of $139.6 Million

Reprioritizes Capital Allocation to Accelerate Growth
Reduces Dividend to $0.02 Per Share

HUNT VALLEY, MD, January 27, 2020—TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS) today reported financial results for its third quarter of fiscal 2020, ended December 29, 2019.

Third-Quarter Highlights:

	Third Quarter FY 2020	Third Quarter FY 2019	Second Quarter FY 2020
Revenue	$139.6M	$152.3M	$141.8M
(Loss) earnings per diluted share[1]	$(0.59)	$0.32	$0.00
EBITDA per diluted share[2]	$(0.61)	$0.52	$0.20
Goodwill impairment charge	$2.6M	-	-
Operating margin	(4.3)%	2.3%	0.4%

1  The third-quarter fiscal 2020 loss was primarily a result of incremental cost of goods sold of $3.2 million related to excess and obsolete inventory as compared with the third quarter of fiscal 2019, primarily as a result of the discontinuation of certain OEM devices and continued softness in the Retail segment, as well as a goodwill impairment charge of $2.6 million also related to continued softness in the Retail segment, including the large customer transition that occurred in the first quarter of fiscal 2020. The aggregate of these two amounts is $5.8 million.  The Company’s loss before income taxes was $6.3 million.

2 EBITDA per diluted share and EBITDA (on which EBITDA per diluted share is based) are Non-GAAP financial measures. Please see the discussion of Non-GAAP Information below and the reconciliation of Non-GAAP to GAAP results included as an exhibit to this press release.

Third-Quarter Revenue by Market:

	Year over Year Q3 FY 2020 vs. Q3 FY 2019	Sequential Q3 FY 2020 vs. Q2 FY 2020
Commercial:
Public Carrier	12.5%	(3.5)%
VAR & Integrator	(3.6)%	(2.2)%
Total Commercial	1.9%	(2.7)%
Retail	(27.4)%	1.5%
Total	(8.4)%	(1.6)%

“This quarter’s weaker-than-expected results were primarily driven by the continuing softness in our Retail segment,” said Sandip Mukerjee, President and Chief Executive Officer.  “The retail business has experienced significant declines in the past year, including the loss of the large customer that we had discussed earlier this year.  As a result, during the quarter we recorded a goodwill impairment charge of $2.6 million, representing the entirety of goodwill related to the Retail segment, and booked a larger-than-normal cost of goods sold adjustment for excess and obsolete inventory.  We are taking actions to increase retail profitability by focusing on the efficiency and effectiveness of our new business development efforts, improving our inventory management and developing additional sell through channels.  We already have been successful in mitigating the impact of tariffs on Ventev mobility products.

“The Commercial segment, which we believe is well positioned for long-term profitability, returned to year-over-year revenue growth this quarter, driven by a 13% year-over-year increase in public carrier market sales, where we continue to grow market share.

“During the quarter, we completed a strategic study of the business with the goal of best utilizing all of the Company’s assets and resources to enhance long-term shareholder value, with a particular focus on ensuring that we are well positioned to capitalize on unprecedented changes in the wireless ecosystem, driven by 5G, Wi-Fi 6 and CBRS.  To take advantage of these opportunities, we are increasing investment in the technology and talent required to accelerate our long-term growth.  Accordingly, the Board of Directors has reduced the dividend on our common stock this quarter, allowing us to invest in three primary business areas.  First, we will more efficiently manage our core business.  Second, we will leverage our innovative and profitable Ventev brand by expanding and improving our product roadmap.  Finally, we will incorporate value-added and managed services into our offering in an effort to make Tessco more valuable to our customers and generate profitable revenue streams.  We are nearing the finish of our long-term strategic plan development and look forward to sharing it with you as we head into fiscal 2021.

“When I joined in August, I believed that Tessco was uniquely positioned to capitalize on the exponential growth, technological change and resultant complexity driving our industry. Today I am confident that the moves we are undertaking will position us to optimize our role in that evolution.”

Third-Quarter 2020 Financial Results

For the fiscal 2020 third quarter, revenues totaled $139.6 million, compared with $152.3 million for the third quarter of fiscal 2019, as a result of lower sales in the Retail segment and VAR and Integrator market.

Gross profit was $23.1 million for the third quarter of fiscal 2020, compared with $31.0 million for the same quarter of fiscal 2019, as a result of lower sales volume and higher excess and obsolete inventory. Gross margin was 16.5% of revenue for the third quarter of fiscal 2020, compared with 20.4% in the third quarter of last year.

As a result of lower sales and the Company’s ongoing expense control initiatives and productivity enhancements, third-quarter selling, general and administrative (SG&A) expenses decreased 3.7% from the prior-year quarter to $26.5 million.

In the third quarter of fiscal 2020, the loss before income taxes was $6.3 million compared with earnings before income taxes of $3.3 million in the third quarter of fiscal 2019.  The third quarter fiscal 2020 loss before income taxes includes $3.2 million in incremental cost of goods sold related to excess and obsolete inventory, compared with the prior-year third quarter, primarily as a result of the discontinuation of certain OEM devices and the continued softness in the Retail segment, and a goodwill impairment charge of $2.6 million, also related to continued softness in the Retail segment, including the large retail customer transition that occurred in the first quarter of fiscal 2020.

Net loss and loss per share were $5.0 million and $0.59, respectively, for the third quarter of fiscal 2020. This compares with net income of $2.7 million and diluted earnings per share of $0.32, for the prior-year third quarter.

EBITDA and EBITDA per diluted share were a loss of $5.2 million and $0.61, respectively, for the third quarter of fiscal 2020. This compares with positive EBITDA and EBITDA per diluted share of $4.4 million and $0.52, respectively, for the third quarter of fiscal 2019.

Dividend

The Board of Directors declared a quarterly cash dividend of $0.02 per common share payable on February 26, 2020 to common shareholders of record on February 12, 2020. This represents a decrease of 90% from the dividend of $0.20 paid in November 2019.  During the third quarter, the Company conducted a strategic study of the business with the goal of ensuring that all of the Company’s assets and resources are being best utilized to enhance long-term shareholder value. As a result of that study, the Board is reallocating resources to increase investment in the technology and talent required to accelerate the Company’s long-term growth. Any future declaration of dividends, and the establishment of record and payment dates, is subject to future determinations of the Board of Directors.

Third-Quarter Fiscal 2020 Conference Call

Management will host a conference call to discuss third-quarter fiscal year 2020 results and business outlook tomorrow, Tuesday, January 28, 2020 at 8:30 a.m. ET. To participate in the conference call, please call 877-824-7042 (domestic call-in) or 647-689-6625 (international call-in) and reference code #3328333.

A live webcast of the conference call will be available on the Events & Presentations page of the Company’s website. All participants should call or access the website approximately 10 minutes before the conference begins. An archived version of the webcast will be available on the Company's website for one year.

Non-GAAP Information

EBITDA and EBITDA per diluted share are measures used by management to evaluate the Company’s ongoing operations, and to provide a general indicator of the Company's operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges). EBITDA is defined as income from operations, plus interest expense, net of interest income, provision for income taxes, and depreciation and amortization. EBITDA per diluted share is defined as EBITDA divided by Tessco’s diluted weighted average shares outstanding.

Management believes EBITDA and EBITDA per diluted share per share are useful to investors because they are frequently used by securities analysts, investors and other interested parties in the evaluation of companies. Because not all companies use identical calculations, the Company’s presentation of these Non-GAAP measures may not be comparable to other similarly titled measures of other companies. EBITDA, EBITDA per diluted share, Adjusted EBITDA and Adjusted EBITDA per share are not recognized terms under GAAP, and EBITDA and Adjusted EBITDA does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA and EBITDA per diluted share, are intended to be measures of free cash flow for management's discretionary use, as certain cash requirements, such as interest payments, tax payments and debt service requirements, are not reflected.

A reconciliation of Non-GAAP to GAAP results is included as an exhibit to this release.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The Company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies more than 50,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words "may," "will," "expects," "anticipates," “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” "believes," "estimates," and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 31, 2019, including Part I, Item 1A, "Risk Factors" therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers', vendors' and affinity partners' business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers' demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading "Risk Factors" and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

or

Jamie Bernard, IRC
Sharon Merrill Associates
617-542-5300

TESS@investorrelations.com

TESSCO Technologies Incorporated

Consolidated Statements of Income (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Revenues	$139,578,200	$141,810,900	$152,294,500	$412,118,400	$461,850,000
Cost of goods sold	116,503,900	115,491,600	121,295,800	337,461,300	368,758,500
Gross profit	23,074,300	26,319,300	30,998,700	74,657,100	93,091,500
Selling, general and administrative expenses	26,479,100	25,745,200	27,494,800	80,320,800	85,933,400
Goodwill impairment	2,569,100	-	-	2,569,100	-
Restructuring	-	-	-	488,000	-
(Loss) income from operations	(5,973,900)	574,100	3,503,900	(8,720,800)	7,158,100
Interest, net	367,900	335,100	247,900	911,700	667,100
(Loss) income before (benefit) provision for income taxes	(6,341,800)	239,000	3,256,000	(9,632,500)	6,491,000
(Benefit) provision for income taxes	(1,320,400)	217,000	551,400	(2,140,300)	1,437,200
Net (loss) income	$(5,021,400)	$22,000	$2,704,600	$(7,492,200)	$5,053,800

Basic (loss) earnings per share	$(0.59)	$0.00	$0.32	$(0.88)	$0.60
Diluted (loss) earnings per share	$(0.59)	$0.00	$0.32	$(0.88)	$0.59
Basic weighted average shares outstanding	8,541,020	8,518,326	8,446,671	8,517,838	8,429,086
Diluted weighted average shares outstanding	8,541,020	8,650,320	8,479,254	8,517,838	8,560,068

TESSCO Technologies Incorporated

Consolidated Balance Sheets

	December 29,	March 31,
	2019	2019
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$800	$30,300
Trade accounts receivable	82,545,100	93,966,200
Product inventory, net	70,773,100	71,845,400
Prepaid expenses and other current assets	6,880,700	5,562,800
Total current assets	160,199,700	171,404,700

Property and equipment, net	13,800,800	15,003,500
Goodwill	9,108,600	11,677,700
Intangible assets, net	9,145,000	5,097,800
Deferred tax assets	2,305,800	55,300
Lease asset - right of use	14,577,200	-
Other long-term assets	2,479,400	3,256,800
Total assets	$211,616,500	$206,495,800

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$60,618,500	$73,059,700
Payroll, benefits and taxes	5,385,300	5,929,500
Income and sales tax liabilities	272,600	749,000
Accrued expenses and other current liabilities	3,042,200	2,652,400
Revolving line of credit	29,356,800	14,378,100
Lease liability, current	2,553,000	-
Total current liabilities	101,228,400	96,768,700

Lease liability	12,095,900	-
Long-term liabilities	806,000	939,900
Total liabilities	114,130,300	97,708,600

Shareholders’ equity:
Preferred stock	-	-
Common stock	101,100	99,800
Additional paid-in capital	64,854,700	62,666,400
Treasury stock	(58,496,200)	(57,614,100)
Retained earnings	91,026,600	103,635,100
Total shareholders’ equity	97,486,200	108,787,200
Total liabilities and shareholders’ equity	$211,616,500	$206,495,800

TESSCO Technologies Incorporated

Reconciliation of Net Income to Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) (Unaudited)

	Fiscal Quarters Ended			Nine Months Ended
	December 29, 2019	September 29, 2019	December 30, 2018	December 29, 2019	December 30, 2018

Net (loss) income as reported	$(5,021,400)	$22,000	$2,704,600	$(7,492,200)	$5,053,800
Add:
(Benefit) provision for income taxes	(1,320,400)	217,000	551,400	(2,140,300)	1,437,200
Interest, net	367,900	335,100	247,900	911,700	667,100
Depreciation and amortization	795,600	1,113,800	868,800	2,870,200	2,706,800
EBITDA	$(5,178,300)	$1,687,900	$4,372,700	$(5,850,600)	$9,864,900
Add:
Stock based compensation	212,700	391,800	274,100	943,400	979,400
Goodwill impairment	2,569,100	-	-	2,569,100	-
EBITDA, adjusted	$(2,396,500)	$2,079,700	$4,646,800	$(2,338,100)	$10,844,300

EBITDA per diluted share	$(0.61)	$0.20	$0.52	$(0.69)	$1.15
Adjusted EBITDA per diluted share	$(0.28)	$0.24	$0.55	$(0.27)	$1.27

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended December 29, 2019			Three Months Ended December 30, 2018			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$37,793	$-	$37,793	$33,593	$-	$33,593	12.5%	-	12.5%
VAR and Integrator	63,051	-	63,051	65,373	-	65,373	(3.6%)	-	(3.6%)
Retail	-	38,734	38,734	-	53,329	53,329	-	(27.4%)	(27.4%)
Total revenues	$100,844	$38,734	$139,578	$98,966	$53,329	$152,295	1.9%	(27.4%)	(8.4%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,508	$-	$4,508	$4,583	$-	$4,583	(1.6%)	-	(1.6%)
VAR and Integrator	15,139	-	15,139	16,013	-	16,013	(5.5%)	-	(5.5%)
Retail	-	3,427	3,427	-	10,403	10,403	-	(67.1%)	(67.1%)
Total gross profit	$19,647	$3,427	$23,074	$20,596	$10,403	$30,999	(4.6%)	(67.1%)	(25.6%)
% of revenues	19.5%	8.8%	16.5%	20.8%	19.5%	20.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended December 29, 2019	Three Months Ended December 30, 2018	Growth Rates Compared to Prior Year Period
Product Revenues
Base Station Infrastructure	$69,688	$67,988	2.5%
Network Systems	21,564,	21,477	0.4%
Installation, Test and Maintenance	7,772	8,306	(6.4%)
Mobile Device Accessories	40,554	54,524	(25.6%)
Total revenues	$139,578	$152,295	(8.4%)

Product Gross Profit
Base Station Infrastructure	$14,808	$14,822	(0.1%)
Network Systems	3,055	3,453	(11.5%)
Installation, Test and Maintenance	1,410	1,623	(13.1%)
Mobile Device Accessories	3,801	11,101	(65.8%)
Total gross profit	$23,074	$30,999	(25.6%)
% of revenues	16.5%	20.4%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended December 29, 2019			Three Months Ended September 29, 2019			Growth Rates Compared to Prior Period
Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$37,793	$-	$37,793	$39,169	$-	$39,169	(3.5%)	-	(3.5%)
VAR and Integrator	63,051	-	63,051	64,482	-	64,482	(2.2%)	-	(2.2%)
Retail	-	38,734	38,734	-	38,160	38,160	-	1.5%	1.5%
Total revenues	$100,844	$38,734	$139,578	$103,651	$38,160	$141,811	(2.7%)	1.5%	(1.6%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$4,508	$-	$4,508	$4,860	$-	$4,860	(7.2%)	-	(7.2%)
VAR and Integrator	15,139	-	15,139	15,324	-	15,324	(1.2%)	-	(1.2%)
Retail	-	3,427	3,427	-	6,135	6,135	-	(44.1%)	(44.1%)
Total gross profit	$19,647	$3,427	$23,074	$20,184	$6,135	$26,319	(2.7%)	(44.1%)	(12.3%)
% of revenues	19.5%	8.8%	16.5%	19.5%	16.1%	18.6%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Three Months Ended December 29, 2019	Three Months Ended September 29, 2019	Growth Rates Compared to Prior Period

Product Revenues
Base Station Infrastructure	$69,688	$71,473	(2.5%)
Network Systems	21,564	22,855	(5.6%)
Installation, Test and Maintenance	7,772	7,240	7.3%
Mobile Device Accessories	40,554	40,243	0.8%
Total revenues	$139,578	$141,811	(1.6%)

Product Gross Profit
Base Station Infrastructure	$14,808	$14,565	1.7%
Network Systems	3,055	3,463	(11.8%)
Installation, Test and Maintenance	1,410	1,229	14.7%
Mobile Device Accessories	3,801	7,062	(46.2%)
Total gross profit	$23,074	$26,319	(12.3%)
% of revenues	16.5%	18.6%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine Months Ended December 29, 2019			Nine Months Ended December 30, 2018			Growth Rates Compared to Prior Year Period

Market Revenues	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$110,448	$-	$110,448	$113,647	$-	$113,647	(2.8%)	-	(2.8%)
VAR and Integrator	192,727	-	192,727	199,570	-	199,570	(3.4%)	-	(3.4%)
Retail	-	108,943	108,943	-	148,633	148,633	-	(26.7%)	(26.7%)
Total revenues	$303,175	$108,943	$412,118	$313,217	$148,633	$461,850	(3.2%)	(26.7%)	(10.8%)

Market Gross Profit	Commercial	Retail	Total	Commercial	Retail	Total	Commercial	Retail	Total
Public Carrier	$13,621	$-	$13,621	$14,989	$-	$14,989	(9.1%)	-	(9.1%)
VAR and Integrator	46,432	-	46,432	48,842	-	48,842	(4.9%)	-	(4.9%)
Retail	-	14,604	14,604	-	29,261	29,261	-	(50.1%)	(50.1%)
Total gross profit	$60,053	$14,604	$74,657	$63,831	$29,261	$93,092	(5.9%)	(50.1%)	(19.8%)
% of revenues	19.8%	13.4%	18.1%	20.4%	19.7%	20.2%

TESSCO Technologies Incorporated
Supplemental Results Summary (in thousands) (Unaudited)

	Nine Months Ended December 29, 2019	Nine Months Ended December 30, 2018	Growth Rates Compared to Prior Year Period

Product Revenues
Base Station Infrastructure	$210,230	$217,817	(3.5%)
Network Systems	66,971	66,818	0.2%
Installation, Test and Maintenance	21,037	24,628	(14.6%)
Mobile Device Accessories	113,880	152,587	(25.4%)
Total revenues	$412,118	$461,850	(10.8%)

Product Gross Profit
Base Station Infrastructure	$43,894	$46,072	(4.7%)
Network Systems	10,445	10,677	(2.2%)
Installation, Test and Maintenance	3,723	4,899	(24.0%)
Mobile Device Accessories	16,595	31,444	(47.2%)
Total gross profit	$74,657	$93,092	(19.8%)
% of revenues	18.1%	20.2%